THERMON REPORTS THIRD QUARTER RESULTS

Thermon Announces Fiscal 2016 Third Quarter Revenue of $74.4 million and EPS of $0.26

SAN MARCOS, Texas, February 3, 2016 -- Thermon Group Holdings, Inc. (NYSE:THR) (“Thermon” or the “Company”) today announced consolidated financial results for the third quarter of the fiscal year ending March 31, 2016 ("Q3 2016").

Financial summary for the quarter:

•	Revenue of $74.4 million, a decrease of 15% compared to Q3 2015

•	Fully diluted GAAP EPS of $0.26 and Adjusted EPS of $0.25

•	Adjusted EBITDA was 25% of revenue for Q3 2016 and 24% year to date

•	Gross margin percentage of 47% compared to 52% in Q3 2015

•	Foreign currency translation negatively impacted revenue in Q3 2016 by $5.3 million and EPS by $.01

“Despite an overall decline for our global business, we are encouraged by the solid performance of our markets outside of Canada. In the United States, year to date revenue has increased both organically and through our recent acquisition. On a local currency basis, organic revenue in Europe and Asia grew. Our Canadian market is down significantly where activity in the oil sands region has declined with the price of oil. We view the current challenging economic conditions as being cyclical in nature. Our business model continues to deliver strong operating results that will provide Thermon with the ability to capitalize on our various markets when global economic conditions improve. We will continue to manage our cost structure and consider further investment initiatives,” said Rodney Bingham, President and Chief Executive Officer.

In Q3 2016, the Company generated revenue of $74.4 million, a 15% decrease versus $87.6 million in Q3 2015. Q3 2016 includes $6.7 million of revenue generated by our three recently acquired businesses. Foreign currency translation effects caused a comparative decline in revenue of $5.3 million. Excluding the impact of foreign currency translation effects, our organic revenue declined $14.6 million with most of the decrease occurring in Canada. During Q3 2016, Greenfield and MRO/UE revenue were 38% and 62% of revenue, respectively. This compares to Q3 2015 when Greenfield and MRO/UE were 33% and 67% of revenue, respectively.

Gross margin during Q3 2016 decreased to 47.2%, which is within our expected historical range of 45% to 50%. This result was down from 52.0% in Q3 2015, which was near a historical record level.

Orders placed during Q3 2016 were $73.1 million as compared to $81.9 million in Q3 2015, a decrease of 11%. Our backlog was $81.0 million as of December 31, 2015 compared to $82.3 million as of September 30, 2015.

Net income attributable to Thermon and GAAP earnings per share were $8.5 million and $0.26 per fully diluted common share in Q3 2016 versus $15.6 million and $0.48 per fully diluted common share in Q3 2015, respectively. After making adjustment for certain accounting charges related to our acquisitions and tax adjustments related to uncertain tax positions, the Company generated Adjusted net income of $8.1 million and Adjusted EPS of $0.25 per fully diluted common share in Q3 2016.

During the first nine months of the fiscal year ending March 31, 2016 ("YTD 2016"), the Company generated revenue of $209.6 million versus $234.3 million, a decrease of $24.7 million or 11% compared to YTD 2015. On a comparative basis, foreign currency translation effects negatively impacted YTD 2016 revenue by $17.6 million or 8%. For YTD 2016, revenue generated from recent acquisitions totaled $19.1 million.

YTD 2016 orders were $214.8 million versus $249.5 million in the comparable prior year period, a decrease of $34.7 million or 14%. Backlog grew from $75.7 million at March 31, 2015 to $81.0 million at the end of Q3 2016, an increase of $5.3 million or 7%. Foreign currency translation effects have reduced our backlog by $5.5 million.

YTD 2016 net income attributable to Thermon and GAAP EPS was $19.8 million or $0.61 per fully diluted common share compared to $38.9 million or $1.20 per fully diluted common share in YTD 2015. After taking into account certain accounting charges related to our acquisitions, restructuring costs related to our Canadian operations, the adjustment of a deferred tax liability for a tax rate increase in Canada, tax adjustments for the release of uncertain tax positions and expenses related to refinancing our long-term debt, the Company generated Adjusted net income in YTD 2016 of $22.4 million and Adjusted EPS $0.69 per fully diluted common share. In YTD 2015, after excluding the release of a deferred tax liability for undistributed foreign earnings due to a change in our tax position, the Company generated Adjusted net income of $35.7 million and Adjusted EPS $1.10 per fully diluted common share.

Outlook

Over the last 90 days, oil prices have been extremely volatile and have continued to decline. The resulting project schedule delays have made predicting the timing of our revenues more challenging in the near term. Therefore, we are updating our fiscal 2016 guidance to reflect a top line revenue percentage decline of 10% to 12% as compared to fiscal 2015, which includes revenue contributions from recent acquisitions.
Conference Call and Webcast Information

Thermon's senior management team, including Rodney Bingham, President and Chief Executive Officer, Jay Peterson, Chief Financial Officer and Bruce Thames, Chief Operating Officer, will discuss third quarter fiscal 2016 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, and complementary products and services for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted net income," "Free cash flow " and "Return on equity," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted net income" and "Adjusted fully diluted earnings per share (or EPS)" represents net income attributable to Thermon before acquisition related contingent consideration accounted for as compensation, adjustments to our deferred tax liability for a tax rate change, restructuring costs in Canada, accelerated amortization on debt refinancing, a release of a liability for uncertain tax positions that are no longer subject to audit, adjustments for the release of a deferred tax liability associated with undistributed foreign earnings that are permanently reinvested, and the tax effect of any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense and other non-cash charges such as stock-based compensation expense, acquisition related contingent consideration accounted for as compensation, minority interest and restructuring costs in Canada. "Return on equity for the three month periods ended December 31, 2015 and 2014" represents Adjusted EBITDA for each respective period that is multiplied by four to represent a full year's results, divided by the average of total equity at December 31 and September 30 for each respective period. Return on equity for the nine month periods ended December 31, 2015 and 2014 represents Adjusted EBITDA for each respective period that is multiplied by four-thirds to represent a full year's results, divided by average total equity at December 31 and March 31 for each respective period. We believe that the average shareholders' equity properly accounts for net income that occurred during the three and nine months ended December 31, 2015 and 2014. "Free cash flow" represents cash provided by operating activities less cash used for the purchase of property, plant and equipment, net of sales of rental equipment. Foreign currency impact on revenue is calculated by comparing actual current period revenue in U.S Dollars to the theoretical U.S. Dollar revenue we would have achieved based on the weighted-average foreign exchange rates in effect in the comparative prior periods for all applicable foreign currencies.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted net income or Return on equity. Adjusted EPS, Adjusted EBITDA, Adjusted net income and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free cash flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted net income, Return on equity and Free cash flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA and Return on Equity," "Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (v) competition from various other sources providing similar heat tracing products and services, or alternative technologies, to customers; (vi) changes in relevant currency exchange rates; (vii) potential liability related to our products as well as the delivery of products and services; (viii) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (ix) a material disruption at any of our manufacturing facilities; (x) our dependence on subcontractors and suppliers; (xi) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xii) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xiii) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xiv) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xv) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed with the Securities and Exchange Commission on June 1, 2015. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Sales	$74,427	$87,622	$209,584	$234,322
Cost of sales	39,298	42,089	110,364	113,723
Gross profit	35,129	45,533	99,220	120,599
Operating expenses:
Marketing, general and administrative and engineering	18,007	18,701	52,321	55,671
Acquisition related compensation	1,270		3,936
Stock compensation expense	890	930	2,764	2,302
Amortization of other intangible assets	3,135	2,683	8,979	8,175
Income from operations	11,827	23,219	31,220	54,451
Interest income and expense, net	(720)	(840)	(2,289)	(2,862)
Acceleration of unamortized debt cost	—	—	(302)	—
Debt cost amortization	(107)	(116)	(327)	(353)
Interest expense, net	(827)	(956)	(2,918)	(3,215)

Other expense	(377)	(496)	(664)	(1,334)
Income before provision for taxes	10,623	21,767	27,638	49,902
Income tax expense	1,954	6,164	7,462	11,017
Net income	$8,669	$15,603	$20,176	$38,885

Income attributable to non-controlling interests	189	—	371	—
Net income attributable to Thermon	8,480	15,603	19,805	38,885

Net income per common share:
Basic income per share	$0.26	$0.49	$0.62	$1.21
Diluted income per share	$0.26	$0.48	$0.61	$1.20
Weighted-average shares used in computing net income per common share:
Basic common shares	32,210	32,067	32,163	32,015
Fully-diluted common shares	32,597	32,455	32,576	32,391

	December 31, 2015 (unaudited)	March 31, 2015
Cash	$79,101	93,774
Total debt	102,875	108,000
Total equity	284,317	271,766

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA and Return on Equity
(Unaudited, in Thousands except Return on Equity)

Adjusted EBITDA and Return on Equity	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Nine Months Ended December 31, 2015	Nine Months Ended December 31, 2014
Net income attributable to Thermon	8,480	$15,603	19,805	$38,885
Interest expense, net	827	956	2,918	3,215
Income tax expense	1,954	6,164	7,462	11,017
Depreciation and amortization expense	4,647	3,545	12,971	10,679
EBITDA non-GAAP basis	$15,908	$26,268	$43,156	$63,796
Stock compensation expense	890	930	2,764	2,302
Minority interest	189	—	371	—
Cost of restructuring Canadian operations	—	—	578	—
Acquisition related contingent consideration accounted for as compensation	1,270	—	3,936	—
Adjusted EBITDA-non-GAAP basis	$18,257	$27,198	$50,805	$66,098

Adjusted EBITDA - Annualized for a full fiscal year	$73,028	$108,792	$67,740	$88,131

Average total equity for the three month period ended December 31,	$282,391	$274,190	278,042	264,261

Return on Equity - non-GAAP basis	26%	40%	24%	33%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and Adjusted EPS	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Nine Months Ended December 31, 2015	Nine Months Ended December 31, 2014	Adjustment to:

GAAP net income attributable to Thermon	8,480	$15,603	19,805	$38,885

Acquisition related contingent consideration accounted for as compensation	1,270	—	3,936	—	Operating expense
Tax effect of Canadian tax rate change on deferred tax liability	—	—	455		Income tax expense
Cost of restructuring Canadian operations	—	—	578	—	Operating expense
Accelerated amortization on debt refinancing	—	—	302	—	Interest expense
Release of deferred tax liability for undistributed foreign earnings and uncertain tax positions	(1,281)	—	$(1,281)	(3,224)	Income tax expense
Tax effect of non-tax adjustments	(337)	—	(1,422)	—	Income tax expense
Adjusted net income	$8,132	$15,603	$22,373	$35,661

Adjusted fully-diluted earnings per common share	$0.25	$0.48	$0.69	$1.10

Fully-diluted common shares	32,597	32,455	32,576	32,391

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Nine Months Ended December 31, 2015	Nine Months Ended December 31, 2014
Cash provided by operating activities	$23,449	$16,423	$35,048	$34,087
Less: Cash used for purchases of property, plant and equipment	(1,072)	(2,521)	(7,738)	(4,148)
Free cash flow provided	$22,377	$13,902	$27,310	$29,939